Exhibit 10.1

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) is made effective August██, 2025 (“Effective Date”) by and between ████████Inc., a Delaware corporation with a place of business at ███████████████████████████████████████████ (“███████”) and Richtech Robotics Inc., a Corporation, AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, IL, ID, HI, IN, IA, KS, LA, KY, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, SC, RI, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, with a place of business at Richtech Robotics Inc,4175 Cameron St Ste 1, Las Vegas, NV, 89103-3772, US (“Vendor”). “Party” or “Parties” shall mean, individually, ████████or Vendor as the context requires and, collectively, ████████and Vendor.

STATEMENT OF PURPOSE

Vendor is a provider of services (the “Services”), and ███████ desires to retain Vendor from time to time to work on a project or projects as set forth in individual Statement of Works (as defined below) to provide the Services (each, a “Project”). In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

AGREEMENT

1.	Statement of Work.

a.       Services. Before undertaking a Project, ███████ and Vendor shall complete a statement of work in substantially the same form as set forth in Exhibit A (each, a “Statement of Work”), a Service Level Agreement in a form similar to Exhibit A-1 (each, a “Service Level Agreement”), or a work order issued in ███████’s work order management system (each, a “Work Order”) for each Project. Each Statement of Work shall specify the Services, including, but not limited to, all deliverables (“Deliverables”) fees, specifications and related documentation, time frames, acceptance criteria, and other particulars that shall govern the Services rendered under such Statement of Work. Each Statement of Work shall be signed by each Party and incorporated herein by reference.

Vendor shall only perform the Services specified in a fully-executed Service Level Agreement, Statement or Work, or Work Order. Any Services Vendor performs that are not specified in a Service Level Agreement, Statement of Work, or Work Order will be deemed unauthorized, and ███████ reserves the right to withhold payment for any such Services subject to the terms of this Agreement and applicable law.

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Information DealID: █████

b.       “Deliverables” means all documents, work product, and other materials that are delivered to ███████ under this Agreement or prepared by or on behalf of the Vendor in the course of performing the Services.

2.	Affiliates. “Affiliate” means any entity controlling, controlled by or under common control with ███████, where “control” is defined as (i) the ownership of at least fifty percent (50%) of the equity or beneficial interests of such entity; (ii) the right to vote for or appoint a majority of the board of directors or other governing body of such entity; or (iii) the power to exercise a controlling influence over the management or policies of the entity. ███████ Affiliates shall also include any entity (A) under a contractual relationship with ███████ where ███████ is the primary provider of operational retail services, including, but not limited to, purchasing, store planning and inventory control; (B) under the primary operational control of ███████ through an operating agreement; (C) that is a franchisee of either ███████ or an Affiliate (as specified in subsections (i) (iii) above); or (D) in which ███████ has an equity stake of at least twenty five percent (25%) of the equity having the power to vote on or direct the affairs of the entity, in any case for so long as such entitlement subsists. For the purposes of this Agreement, the term Affiliate, unless otherwise explicitly specified in this Agreement, shall be deemed to be included as part of the definition of ███████ (as this term is defined above). ███████’s contractors, agents and suppliers who are providing products and/or services to ███████, or who are providing products and/or services for ███████’s benefit may use the Services and/or Deliverables on ███████’s behalf and/or for ███████’s benefit.

3.	Competitive Services Retained by ███████. Vendor shall perform the Services for ███████ on a nonexclusive basis, and nothing in this Agreement will limit ███████’s right to (i) contract with other providers; or (ii) develop or acquire materials or programs that are similar to, or competitive with, the Services, including any Deliverables. Unless set forth in a Statement of Work, ███████ makes no projections about the quantity of Services nor provides any minimum amount of business to Vendor under this Agreement, and Vendor may not rely in any way on any past or perceived projections or expectations of work from ███████. ███████ shall not have any responsibility or liability in connection with any act or expenditure, including expenditures for equipment, materials, supplies, hiring or capital, by Vendor because of any actual or perceived projections or expectations as to work.

4.	Changes in Scope.

a.       Project Change Request. During a Project, if ███████ wishes to alter, modify, expand, or change the scope of the Project (“Change”), the Parties shall comply with the procedures set forth herein. Any such Change requires a mutually agreed-upon amendment of the applicable Statement of Work. During the Project, ███████ may request a Change by submitting to Vendor a change order in the form attached hereto as Exhibit B (the “Project Change Request” or “PCR”) detailing the Change and any other information to enable the parties to implement the Change. No Change shall be considered authorized unless ███████ and Vendor have signed a PCR to the applicable Statement of Work, and the terms of such PCR shall control over any inconsistent provisions in the Statement of Work or this Agreement.

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b.       Fee Increases. Upon receipt of ███████’s PCR, Vendor will notify ███████ as to how the Change will impact the Project, including, but not limited to, adjustments to resources, the effect on the quality of Deliverables, or changes in the schedule for completion. Unless otherwise provided in the amended Statement of Work, fixed fees for the Project will not be increased as a result of a Change Order.

c.       Work Rules and Regulations. Vendor shall perform the Services at the location stated in the Statement of Work. In the event Services provided herein are to be performed on ███████’s premises, Vendor and its personnel shall follow ███████’s work schedule and holiday schedule. Vendor shall comply with all ███████ work rules and security policies and requirements, including but not limited to ███████’s Information Security Addendum, attached hereto as Exhibit C. Vendor shall be responsible for acquiring and maintaining all legally required licenses and/or permits necessary to perform the Services. Upon ███████’s request, Vendor shall provide ███████ with copies of any required licenses and/or permits.

███████ obligates general contractors to act as “Controlling Contractor” on large multiemployer worksites. If Vendor is assigned work at a facility where a Controlling Contractor is engaged and mobilized to the site, Vendor personnel must check in and out with the Controlling Contractor and coordinate all work to ensure all personnel are aware of the safety hazards on the jobsite and the Controlling Contractor is aware of any safety hazards associated with Vendor’s work. Vendor shall comply with ███████’s Environmental, Health and Safety Manual (Small Projects and Facilities Maintenance as defined by ███████ Internal Procedure), which may be updated from time to time at ███████’s discretion and is hereby incorporated into this Agreement by reference.

5.	Personnel.

a.       Right of Removal. Before beginning Services under any Statement of Work, Vendor shall inform ███████ of the personnel assigned to the Project and ███████ in its sole discretion shall have the right to reject any personnel whom Vendor assigns to the Project. Vendor shall remove any personnel who are performing the Services upon ███████’s request and promptly replace such personnel. ███████ reserves and shall have the absolute right, as it deems appropriate in the operation of its business, to limit access to, or exclude any individual from, its premises. In advance of assigning any person to perform Services, Vendor shall inquire diligently into and screen the qualifications of each person whom Vendor assigns to perform Services, and Vendor shall not assign any person to perform Services if the person poses a reasonably ascertainable risk to the safety or property of ███████ or its employees, business partners, customers, or business invitees. For purposes of this Section 5.a., “inquire diligently into and screen” means conducting a criminal background check, performing a drug test, properly checking references, and using such other methods to determine the qualifications of any person whom Vendor assigns to perform Services as a reasonable and prudent employer might utilize under the circumstances. Also, “risk” means any propensity to engage in violence, sex crimes, fraud, theft, vandalism, or any other conduct likely to result in harm to a person or property. Vendor shall perform the aforementioned obligations for its employees and shall require and ensure that all subcontractors perform the same for any of the subcontractor’s employees. Except as expressly provided for herein or in a Statement of Work, Vendor shall determine the method, details, means and place of performing the Services and control the day-to-day and operational management of the Services. Vendor shall use the best practices acknowledged in the industry; and shall adhere to ███████’s specifications and policies regarding the performance and delivery of Services.

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Information DealID: █████

b.       Documentation. Vendor shall, at Vendor’s expense, (i) obtain all necessary permits, documentation, registrations, certifications, or licenses that may be required (including without limitation, visas and green cards or any other document required to legally reside and work in the country the services are being performed), and (ii) ensure that all Vendor personnel will be properly registered, documented, licensed and/or certified. Vendor agrees to verify the identity and employment authorization of its employees on the federally required Form I-9 for all of its employees who will perform services at a ███████ site and to timely re-verify expiring work authorization documents as appropriate under the Form I-9 rules and regulations. Vendor shall also verify the employment eligibility of all new hires performing work under this Agreement, SLA or SOW through the U.S. E-Verify system in accordance with all applicable federal and state laws, and shall maintain records of such verifications as required by E-Verify guidelines. Vendor shall comply with and ensure that all subcontractors comply with ███████’s Authorization Verification Requirements as specified in Exhibit D.

c.       Vendor Personnel. In the event that any Vendor personnel (including any subcontractors or any party performing services on Vendor’s behalf) are provided access, directly or indirectly, to any ███████ systems, Vendor shall: (i) provide prompt written notification to ███████ when any such personnel are no longer performing services on Vendor’s behalf on a ███████ project or to the extent such personnel no longer requires access to ███████ systems, including in the event such personnel resign, are terminated, or otherwise cease performance on a ███████ project hereunder; and (ii) to the extent Vendor has control over such personnel’s access to ███████ systems, ensure that such personnel’s access to ███████ systems is immediately terminated.

d.       Subcontractors. Vendor shall not subcontract or delegate to any person the right or obligation to perform any Services, without the prior written consent of ███████.

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6.	Invoices, Expenses, Payment and Taxes.

a.       Services Fee. ███████ shall pay Services Fee at rate set forth in the applicable Statement of Work.

b.       Invoicing. Unless otherwise stated in a Statement of Work, Vendor shall invoice ███████ on a monthly basis, and ███████ shall pay Vendor within sixty (60) days of receiving a proper and undisputed invoice for Services. For recurring Services, Vendor shall invoice ███████ monthly for Services performed during the previous calendar month. For one-time Services, Vendor shall invoice ███████ when the Services are completed. ███████ shall pay Vendor within sixty (60) days of receiving a proper and undisputed invoice for Services. Invoices must have the following information in order for payment to be made: (i) invoice number; (ii) invoice date; (iii) date(s) that the Services were provided or will be provided; (iv) detailed description of the Service provided; (v) itemized invoice amount for materials used including OEM parts detail number; (vi) amounts charged for expenses, if applicable, with original receipts and other documentation; and (vii) reference to this Agreement and the applicable Statement of Work;and (viii) ███████ facility number and location.

Unless otherwise agreed to in a Service Level Agreement, Statement of Work, or Work Order, Vendor shall submit a separate invoice for each Service Level Agreement, Statement of Work, or Work Order.

███████ may recoup, set-off, or credit against amounts owed to Vendor any amounts that Vendor owes to ███████ on any matter, whether or not related to the Services, any Service Level Agreement, Statement of Work, Work Order, or this Agreement. In addition, If ███████ determines that Vendor’s performance under this Agreement or a Service Level Agreement, Statement of Work, or Work Order is likely to be impaired, ███████ may establish a reserve or place a hold on Vendor’s account to satisfy Vendor’s actual or anticipated obligations to ███████ arising from this Agreement, any Service Level Agreement, Statement of Work, or Work Order by withholding payment of Vendor’s invoices. ███████ will disburse to Vendor any remaining amounts due on Vendor’s account held in reserve or release the hold if and when ███████ determines that the reserve is no longer necessary to secure Vendor’s obligations. Vendor will pay ███████ in cash any credit balance upon written request.

c.       Expenses. ███████ shall reimburse Vendor for reasonable expenses which have been preapproved in writing by ███████. All expenses are subject to ███████’s Expense Reimbursement Policy, attached hereto as Exhibit E. Vendor will provide ███████ with original receipts and other documentation required by ███████ with regard to such expenses for Vendor to receive reimbursement for such expenses. Payment by ███████ for any invoice under this Agreement does not waive any rights ███████ has hereunder, including without limitation Section 15.s. below, to subsequently review the validity and accuracy of such invoice at any time.

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███████ shall not be obligated to pay or reimburse Vendor for any charge, cost, expense or surcharge incurred by Vendor in performing the Services or otherwise discharging its obligations under this Agreement, including but not limited to management, administration, dispatch, miscellaneous supply, invoice processing, marketing, burden, overhead, storage of products or materials, or other charges and fees not directly related to completing the assigned work.

d.       Taxes. If Vendor is required to pay or collect any federal, state, local, value added, goods and services or any other similar taxes or duties based on Services provided under this Agreement and any Statement of Work, then such taxes and/or duties shall be invoiced to and paid by ███████ pursuant to the terms herein; provided, however, that ███████ shall not be required to pay any taxes based on Vendor’s net income.

e.       Purchase Orders. If ███████ issues a purchase order (“PO”), Vendor’s invoices shall reference the PO Number and shall not exceed the dollar amount specified on the PO. ███████ is not obligated to pay any invoiced amounts in excess of the PO. If the invoice does not reference a PO Number, then ███████ has the right to delay payment of the Invoice until a PO Number is provided. Each PO issued under this Agreement shall be made part of and be automatically incorporated into this Agreement.

Vendor shall offer the Services to ███████ at a price which is no less favorable to ███████ than Vendor offers to any other person or entity for the same or substantially similar Services. If Vendor offers Services that are the same or substantially similar to those offered to ███████ to any person or entity other than ███████ at prices which are more favorable than the prices offered to ███████ for similar quantities, Vendor shall provide immediate written notice to ███████ and shall immediately offer the Services to ███████ at a price which is no less favorable than the price offered to such other person or entity. Thereafter, at ███████’s option, ███████ may accept the more favorable price or it may terminate this Agreement, a Services Level Agreement, Statement of Work or Work Order (as may be determined in ███████’s sole discretion) immediately upon written notice to Vendor. At such other times as ███████ may reasonably request, an authorized officer of Vendor shall certify to ███████ that Vendor has complied with this Section. Upon request by ███████, Vendor shall produce documentation reasonably necessary to demonstrate compliance with this provision. Vendor may require such documentation be disclosed to a third-party as outlined in Section 15.s. to assess compliance with this provision, such that confidential pricing information is not directly disclosed to ███████.

7.	Term and Termination.

a.       Term. Subject to the termination rights specified below, this Agreement shall become effective as of the Effective Date and shall continue for a period of two (2) years and shall automatically renew for additional twelve (12) month periods unless either Party informs the other Party, in writing, of its intent not to renew at least sixty (60) days prior to the expiration of the then current term.

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b.       ███████ Termination. Upon written notice to Vendor, ███████ may terminate this Agreement or any or all Statements of Work for any reason upon ten (10) days’ prior written notice. Upon the effective date of such termination, Vendor shall immediately cease work on the affected Statement of Work and deliver to ███████ all Deliverables, Work Product (as defined below), and work in process generated under such Statement of Work. Upon termination of this Agreement and/or a Statement of Work under this Section 7.b., Vendor shall refund to ███████ all applicable prepaid unused fees.

c.       Termination for Breach. If a Party materially breaches any provision of this Agreement and/or a Statement of Work and fails to remedy such breach within thirty (30) days of receipt of written notice from the nonbreaching party, the nonbreaching party may terminate any Statement of Work adversely affected by such breach. Termination under this Section 7.c. does not limit either Party from pursuing any other remedies available to such Party, including, but not limited to, injunctive relief. Upon termination of this Agreement and/or a Statement of Work under this Section 7.c., Vendor shall refund to ███████ all applicable prepaid fees. Notwithstanding the foregoing, ███████ may suspend Vendor’s termination right arising from ███████’s failure to make any payment set forth herein by providing written notice to Vendor of a good-faith dispute regarding the payment of any fee due hereunder.

Notwithstanding anything to the contrary, if Vendor materially breaches any Service Level Agreement, Statement of Work, Work Order, or this Agreement, ███████ may immediately terminate one or more of the Service Level Agreements, Statements of Work, Work Orders, or this Agreement, in whole or in part (including, without limitation, one or more sites or Services within a Service Level Agreement, Statements of Work or Work Order), or immediately suspend all or any portion of the Services by giving written notice to Vendor.

Without limiting the foregoing, Vendor shall be in material breach of this Agreement if Vendor or any Subcontractor violates any provision of Sections 5, 10, 12, or 15.g., or if any governmental authority determines that Vendor or any Subcontractor has not complied with any applicable Immigration Laws.

d.       Termination in Event of Insolvency or Bankruptcy. Either Party may terminate this Agreement upon written notice to the other Party in the event (i) the other Party files a petition for bankruptcy or is adjudicated as bankrupt; (ii) a petition in bankruptcy is filed against the other Party and such petition is not dismissed within thirty (30) calendar days; (iii) the other Party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy or other similar law; (iv) the other Party discontinues its business; or (v) a receiver is appointed for the other Party or its business.

e.       Transition Period. Notwithstanding anything contained in this Section 7 to the contrary, Vendor shall, if requested by ███████, provide ███████ a transition period not to exceed one hundred eighty (180) days after effective date of termination to transition to replacement service provider.

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f.       Survival. In the event of any termination or expiration of this Agreement for any reason, all provisions of this Agreement whose meaning requires them to survive shall survive the expiration or termination of this Agreement, including, but not limited to Sections 7.e., 7.f., 9, 10, 11, 12, 13, 14, and 15.

8.	Work Product and Inventions.

a.       Work Product. Except as set forth in 8.c. below, all work product, Deliverables, trademarks, service marks, trade dress, trade names, logos, corporate names, domain names, inventions (whether or not patentable), discoveries, improvements, any information protectable as a trade secret under applicable law (“Trade Secret”), know how, designs, formulas, processes, techniques, algorithms, information, ideas, software, object code, source, code, computer programs, interfaces and/or other copyrightable subject matter, together with all the goodwill associated therewith, derivative works, and all other related rights (collectively, “Work Product”) created for ███████ by Vendor, either alone or in collaboration with third parties, shall be the exclusive property of ███████ and shall be considered “work made for hire” with all right, title and interest to such Work Product vesting in ███████. ███████ shall have the right to use the Work Product or any part or parts thereof as it sees fit. Upon ███████’s request, Vendor shall, and shall cause Vendor Personnel to, promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist ███████ to prosecute, register, perfect or record its rights in or to any Deliverables.

b.       Assignment of Rights. To the extent any Work Product is not deemed “work made for hire” and is not otherwise considered the exclusive property of ███████, Vendor hereby fully and irrevocably grants, assigns and conveys to ███████ all right, title and interest worldwide in and to all Work Product conceived, reduced to practice, authored, developed or delivered by Vendor or its personnel either solely or jointly with others, during and in connection with the performance of Services under this Agreement. Vendor agrees that it will not seek, and that it will require its personnel not to seek, patent, copyright, trademark, registered design or other protection for any rights in any such Work Product. Vendor and its personnel shall have no right to disclose or use any such Work Product for any purpose whatsoever and shall not divulge to or use for any third party (including, but not limited to, competitors of ███████) the nature of or details relating to such Work Product or the Work Product itself. Vendor agrees that it shall require its personnel, at ███████’s expense, to take any actions and execute all documents as ███████ may reasonably require to vest in ███████ or its nominees the rights referred to herein and to secure for ███████ or its nominees all right, title and interest in and to the Work Product.

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c.       Vendor Intellectual Property. Work Product shall not include Vendor’s pre- existing proprietary information and methodologies for delivery of the Services, document templates or project tools used by Vendor to deliver the Services, and Vendor owned materials in the Work Product (collectively, “Vendor Intellectual Property”). In the event any Vendor Intellectual Property is required to use the Work Product or receive benefit from the Services, Vendor hereby grants to ███████ a nonexclusive, worldwide, royalty free, irrevocable, perpetual license to use execute, reproduce, display, perform, distribute copies of, and prepare derivative works of the Vendor Intellectual Property and authorize others to do any or all of the foregoing. All other rights in and to Supplier Intellectual Property are expressly reserved by Supplier.

d.       WrittenAgreements. Vendor shall ensure that any personnel who perform Services under this Agreement have entered into written agreements with Vendor which secure for ███████ all the rights specified in this Section 8 and perform all actions specified in this Section 8.

e.       Delivery. All Deliverables prepared pursuant to this Agreement shall, to the extent possible, be delivered by Vendor to ███████ electronically by transmitting the Deliverables to a destination designated by ███████ at the time of delivery.

9.	Confidentiality Agreement.

a.       Obligations. Both Parties acknowledge that either Party may receive (the “Receiving Party”) Confidential Information (as defined hereinafter) from the other Party (the “Disclosing Party”) during the term of this Agreement and such Confidential Information will be deemed to have been received in confidence and will be used only for purposes of this Agreement. The Receiving Party shall use the Disclosing Party’s Confidential Information only to perform its obligations under this Agreement and disclose the Disclosing Party’s Confidential Information only to the Receiving Party’s personnel having a need to know the information for the purpose of this Agreement Without limiting the foregoing, ███████ shall have the right to disclose Vendor’s Confidential Information to ███████’s contractors, agents and Vendors who are providing products and/or services to ███████ or for ███████’s benefit and who have a need to know the information for the purpose of providing the products and/or services to ███████ or for ███████’s benefit. The Receiving Party shall treat the Confidential Information as it does its own valuable and sensitive information of a similar nature and, in any event, with not less than a reasonable degree of care. Upon the Disclosing Party’s written request, the Receiving Party shall return or certify the destruction of all Confidential Information, and the obligation of confidentiality shall continue for three (3) years from the expiration or termination of this Agreement; provided, however, the Receiving Party shall keep (i) any personally identifiable information (“PII”) confidential in perpetuity; and (ii) any trade secrets of the Disclosing Party confidential as long as such information is deemed a trade secret.

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b.       Definition. The term “Confidential Information” includes, without limitation, (i) all information communicated or otherwise provided by the Disclosing Party that should reasonably be considered confidential under the circumstances, notwithstanding whether it was identified [in writing] as such at the time of disclosure; (ii) all information identified as confidential to which Receiving Party has access in connection with the subject matter hereof, whether before or after the Effective Date; and (iii) this Agreement, and shall include, without limitation, (A) all trade secrets, (B) existing or contemplated products, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto, and (C) information relating to business plans, sales or marketing methods and customer lists or requirements. ███████’s Confidential Information shall also include (i) this Agreement; (ii) any Statement of Work; (iii) ███████’s business plans, business processes, costs, pricing, marketing, sales, customer, and strategic information; (iv) the nature or results of any testing, inspection, or audit; (v) Personally Identifiable Information; and (vi) any other information that ███████ designates as confidential.

c.       Exceptions. The obligations of either Party under this Section 9 will not apply to information that the Receiving Party can demonstrate (i) was in its possession at the time of disclosure and without restriction as to confidentiality; (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by the Receiving Party; provided, however, PII remains subject to confidentiality obligations regardless of its availability to the public or availability through unauthorized disclosure; (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the Receiving Party; or (iv) is independently developed by the Receiving Party without regard to the Confidential Information of the other Party.

d.       Disclosure by Law. In the event the Receiving Party is required by law, regulation, stock exchange requirement or legal process to disclose any of the Confidential Information, the Receiving Party agrees to (i) give Disclosing Party, to the extent possible, advance notice so the Disclosing Party may contest the disclosure or seek a protective order, and (ii) limit the disclosure to minimum amount that is legally required to be disclosed.

e.       No Aggregated Use. Vendor must not reconfigure, de-identify, or aggregate ███████ Confidential Information, including, but not limited to, ███████ customer information. Vendor must not use ███████ Confidential Information except to the extent needed to perform its obligations under this Agreement.

f.       Injunctive Relief. Without limiting any other remedies available at law or equit, a Party shall be entitled to seek injunctive relief to enjoin any threatened or continuing disclosure or unauthorized use of its Confidential Information in violation of this Agreement.

g.       Trade Secrets. The Parties acknowledge and agree that no Trade Secrets will be disclosed to the other Party unless required by the obligations of this Agreement, and the Disclosing Party provides prior [written] notice to the Receiving Party, and the Receiving Party consents to such disclosure. Any written Trade Secrets provided by the Disclosing Party subject to this Section shall be clearly marked as a Trade Secret, and any Trade Secrets disclosed shall be accompanied by a written notice of such disclosure.

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h.       Residuals. Receiving Party shall be free to use for any purpose the information retained in unaided memory by persons who have had access to the confidential Information, including ideas, concepts, know-how or techniques contained therein (the “Residuals”) resulting from disclosure of, access to or work with the Confidential Information of the Disclosing Party, so long as such use does not result in the unauthorized disclosure of Confidential Information in violation of this Agreement. Receiving Party shall not have any obligation to pay any royalties or other consideration for any technology, software, services, products or work resulting from the use of Residuals. However, this Section shall not be deemed to grant to the Receiving Party a license under the Disclosing Party’s copyrights, patents or other intellectual property.

10.	Warranties and Compliance.

a.       Warranties. Vendor warrants and represents that (i) Vendor has all the authority and power necessary to execute, deliver and perform this Agreement without the need to obtain the consent of any person or entity; (ii) neither the execution, delivery nor performance of this Agreement will be, or result in, a breach or contravention of any other contract, obligation, charter, agreement of partnership or bylaws of Vendor; (iii) the Work Product or the performance of the Services shall not infringe on the rights of any third party intellectual property, including, but not limited to, patents, copyrights, trademarks, trade secrets, mask works, or moral rights; (iv) the Work Product and performance of the Services shall comply with all specifications and any other written documentation agreed upon by the Parties; (v) Vendor and its personnel have the proper skill, training, and background to perform in a competent and professional manner the Services; and (vi) all Services will be performed in a professional and workmanlike manner in accordance with such Statement of Work. In the event of a breach of subsections (iv), (v) and/or (vi), ███████, at its sole option and at Vendor’s expense, can either require Vendor to reperform the Services, which may include modifying the Work Product, or generate new Work Product, or refund all amounts paid under the Statement of Work which gave rise to breach of subsections (iv), (v) and/or (vi) and all related Statement of Works that were adversely affected.

b.       Compliance with Laws; Anti-Corruption. Vendor represents, warrants and covenants that, during the term of the Agreement, Vendor will comply, at its own cost and expense, with current and new laws, regulations, or governmental requirements (collectively, “Laws”). Vendor further represents, warrants and covenants that Vendor, and its independent contractors, agents, and subcontractors performing or involved in this Agreement, are fully aware of and will comply with, and in the performance of its obligations to ███████ will not take any action or omit to take any action that would cause either Party to be in violation of, (i) U.S. Foreign Corrupt Practices Act, (ii) any other applicable anti- corruption laws, or (iii) any regulations promulgated under any such laws. If Vendor is unable to comply with any new Law, ███████ may, in its sole discretion, suspend and/or terminate the Agreement upon notice to Vendor.

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Vendor acknowledges ███████’s Global Anti-Corruption Policy (“Policy”), available at https://█████████████.com. Vendor agrees to perform under this Agreement in full compliance with the Policy and all applicable anti-corruption laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act. In connection with its activities under this Agreement, Vendor agrees they and any agent, affiliate, employee, subcontractor or other person acting on Vendor’s behalf will not: a) offer, promise, give or authorize giving anything of value; or, b) offer, promise, make or authorize the making of any bribe or any other unlawful payment, to any government official, political party or candidate for public office in order to obtain or retain business, gain any unfair advantage or influence any government official’s act or decision. Additionally, Vendor is not authorized to interact with, enter conversations with or make requests of any government official on ███████’s behalf at any time. If such interaction with a government official becomes necessary to complete a Statement of Work’s activities, Vendor will first provide ███████ written notice and proceed only after receiving ███████’s formal approval.

Vendor shall, and shall cause any and all of its agents and Subcontractors to, comply with all federal, state, and local laws, ordinances, statutes, rules, wage orders, and regulations applicable to the employment of its workers, including wage and hour laws and anti-discrimination laws including, but not limited to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Americans with Disabilities Act (ADA) and, if Vendor is a federal contractor, Executive Order No. 11246, the Occupational Safety & Health Administration (OSHA) and other laws and regulations governing the employment and safety of workers Vendor shall also comply with the Immigration Reform and Control Act of 1986, as amended, the Illegal Immigrant Reform and Immigrant Responsibility Act of 1996, as amended and state employment verification laws.

c.       Code of Conduct. In addition to the foregoing, and notwithstanding anything to the contrary in this Agreement, all Services performed by Vendor under this Agreement are subject to the applicable portions of the ███████ Code of Conduct, as amended and updated from time to time, the current version of which is posted and available to Vendor at http://█████████████.com (the “Code of Conduct”). By execution of this Agreement, Vendor confirms that it is now in compliance and shall at all times continue to comply with the applicable portions of the ███████ Code of Conduct (including all amendments) with respect to all Services provided under this Agreement or any Statement of Work.

████████Confidential	12	Rev. 04/15/2024
Information DealID: █████

d.       Environmental. Vendor shall fully comply with all applicable federal, state and local laws, rules and regulations, and all orders, judgments, notices or permits issued, promulgated and entered pursuant thereto, relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including: (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances into the environment, and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, collection, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances (the “Environmental Laws”). By way of example only, Environmental Laws include the Resource Recovery and Conservation Act as amended (“RCRA”), Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state, local, or other governmental authority. If Vendor provides HVAC or Refrigeration Services, Vendor shall comply fully comply with the HVAC and Refrigeration Regulatory Compliance obligations set forth on EXHIBIT G.

i.       For purposes of this Agreement, hazardous wastes, special wastes or other types of wastes shall be as defined under the Environmental Laws.

ii.       Vendor acknowledges that different types of Materials have different treatment, handling, or processing requirements and that those differ from state to state and locality to locality. Vendor hereby agrees to comply with the legal requirements and standards of its industry, including strict compliance with all federal, state and local applicable laws, rules and regulations, and Environmental Laws in connection with the Services.

At such other times as ███████ may reasonably request, an authorized officer of Vendor shall certify to ███████ that Vendor has complied with this Section.

e.       Ongoing Warranties. Except as otherwise expressly provided herein, the representations and warranties made in this Agreement are continuous in nature and shall be deemed to have been given by Vendor at the execution of this Agreement and each stage of performance of this Agreement.

Nothing in this Agreement or any Service Level Agreement, Statement of Work or Work Orders shall be deemed a waiver of any representations, warranties, or guarantees implied by law. In addition, ███████ is hereby assigned all project manufacturers’ warranties, if any.

████████Confidential	13	Rev. 04/15/2024
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11.	Indemnification.

a.       Indemnification Obligations. Vendor shall indemnify, defend and hold harmless ███████, its stockholders, officers, directors, employees, representatives, agents and assignees (“Indemnitee”) from and against any and all Claims (as defined below) asserted against, imposed upon or incurred by an Indemnitee due to arising out of or relating to (i) any suit or claim that the Services and/or Deliverables infringe the rights of, or misappropriate the property of, any entity or person, including, but not limited to, Intellectual Property Rights (defined below); (ii) any breach by Vendor of any representation, warranty, term, condition or covenant under this Agreement; (iii) any breach by Vendor of its confidentiality or data security obligations, or any Data Incident (as defined in Exhibit C); (iv) any failure by Vendor to perform the Services in accordance with generally accepted professional standards; (v) death of, or injury to, any person, damage to any property, or any other damage or loss, by whomsoever suffered, resulting or alleged to result in whole or in part from the Services or this Agreement, (vi) any negligent or illegal act or omission or the willful misconduct of Vendor, its permitted subcontractors or their officers, directors, agents, invitees or employees; or (vii) any other suit or claim related to the use of the Services or Vendor’s failure to comply with its obligations set forth hereunder. “Claim(s)” shall mean any and all foreseeable or unforeseeable and alleged or actual actions, causes of action (whether in tort, agreement or strict liability, and whether in law, equity, statutory or otherwise), bodily harm or personal injury (including sickness, disease or death of any person), claims, damages (including consequential, direct, economic, exemplary, future, incidental, indirect, noneconomic, past, special and punitive), demands, disbursements, judgments, lawsuits, legal proceedings, liability, litigation, losses (including lost income or profit), property damage (including any harm, impairment, theft, loss or loss of use), sanctions, settlement payments, costs or expenses of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including, without limitation, attorneys’ fees and costs (whether or not suit is brought). “Intellectual Property Rights” shall mean any and all right, title and interest, arising or existing as of the Effective Date or at any time thereafter, anywhere in the world, including, but not limited to, all patent, patent registration, copyright, trademark, trade name, service mark, service name, trade secret or other proprietary right arising or enforceable under any United States federal or state law, rule or regulation, non-United States law, rule or regulation or international treaty in any technology, system, invention, discovery, know how process, method, information, medium or content, including, but not limited to, text, print, pictures, photographs, video, marks, logos, designs, drawings, artistic and graphical works, music, speech, computer software and documentation, any other works of authorship and any form, method or manner of expression or communication now known or hereinafter becoming known.

b.       Procedure for Indemnification. Upon receipt of notice, from whatever source, of Claims against ███████, Vendor immediately shall take necessary and appropriate action to protect ███████’s interests with regard to the Claims. ███████ shall notify Vendor of the assertion, filing or service of any Claims of which ███████ has knowledge, as soon as is reasonably practicable.

Any and all counsel selected or provided by Vendor to represent or defend ███████ or any of its officers, directors, employees, or agents shall accept and acknowledge receipt of ███████’s Indemnity Counsel Guidelines and shall conduct such representation or defense strictly in accordance with such guidelines. If ███████ determines that such counsel has not done so, or appears unwilling or unable to do so, ███████ may replace such counsel with other counsel of ███████’s own choosing. In such event, any and all fees and expenses of ███████’s new counsel, together with any and all expenses or costs previously incurred by such replaced counsel or incurred on account of the change of counsel, shall be paid or reimbursed by Vendor as part of its indemnity obligation hereunder.

████████Confidential	14	Rev. 04/15/2024
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c.       Conflict. Notwithstanding the foregoing, however, if ███████ reasonably determines that there may be a conflict between its position and that of Vendor in connection with the defense of a Claim or that there may be legal defenses available to ███████ different from or in addition to those available to Vendor, then, at Vendor’s expense, counsel for ███████ shall be entitled to conduct a defense to the extent ███████ reasonably determines necessary to protect the interest of ███████. If ███████, in its sole discretion, determines that the counsel provided by Vendor to defend ███████ is unacceptable or that a conflict of interest exists between ███████ and counsel, ███████ may request Vendor replace the counsel. If Vendor fails to timely replace counsel, ███████ may replace the counsel and, as part of Vendor’s indemnification obligation to ███████, Vendor shall pay to the new counsel, or reimburse ███████, any and all fees and expenses as to the new counsel, including any and all expenses or costs to change counsel.

d.       Settlement. Vendor, in the defense of any Claim or litigation, shall not, except with the written consent of ███████, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to ███████ of a release from all liability and blame with respect to the claim or litigation. ███████ shall have the right at all times to accept or reject any offer to settle any Claim or litigation against it.

e.       Injunction. If an injunction or order is obtained against ███████’s use of any Intellectual Property Rights, Services, Deliverables, Support Services or material furnished by Vendor (“Infringing Material”) by reason of allegations or infringement, or if in ███████’s reasonable opinion the Infringing Material is likely to become the subject of a claim of infringement, Vendor shall at its expense (i) procure for ███████ the right to continue using the Infringing Material; or (ii) modify or replace the Infringing Material with compatible, functionally equivalent, non-infringing material; or (iii) if (i) or (ii) are not possible, refund all fees paid under this Agreement, all subject to ███████’s transition rights set out in Section 8.e. herein.

12.	Insurance. Vendor shall comply with the insurance provisions in Exhibit F.

13.	Limitation of Liability.

a.       No Consequential Damages. IN NO EVENT SHALL ████████BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR THE LIKE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER ████████HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

████████Confidential	15	Rev. 04/15/2024
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b.       Monetary Cap. IN NO EVENT SHALL █████████ AGGREGATE LIABILITY TO VENDOR OR ANY THIRD PARTY FOR ANY CLAIMS, LOSSES, INJURIES, SUITS, DEMANDS, JUDGMENTS, LIABILITIES, COSTS, EXPENSES OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT), AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY, EXCEED THE TOTAL FEES PAID BY ████████UNDER THIS AGREEMENT. THE LIMITATIONS OF LIABILITY REFLECT THE ALLOCATION OF RISK BETWEEN THE PARTIES. THE LIMITATIONS SPECIFIED IN THIS SECTION 13 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

14.	Jurisdiction and Venue; Choice of Law.

a.       Governing Law. The Parties mutually acknowledge and agree that this Agreement shall be construed and enforced in accordance with the laws of the State of                        without regard to any conflict-of-law provisions.

b.       Jurisdiction. The Parties agree that in any dispute exclusive jurisdiction and venue shall be in the state and federal courts of                     . The Parties mutually acknowledge and agree that they shall not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of forum or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing. The Parties acknowledge that they have read and understand this Section 14 and agree voluntarily to its terms.

15.	General.

a.       Assignment. Vendor may not assign this Agreement, or any of its respective rights or obligations hereunder, without the prior written consent of ███████. Assumption of this Agreement by any successor to Vendor (including, but not limited to, by way of merger, consolidation or sale of all or substantially all of Vendor’s stock or assets or the division responsible for the Services) shall be subject to ███████’s prior written consent. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. Any assignment or assumption without ███████’s prior written consent shall be null and void. If ███████ consents to any assignment, Vendor shall remain liable for the action of any party to whom Vendor assigns this Agreement or its rights or obligations, which includes, but is not limited to, subcontractors.

b.       Notices. All notices, requests, demands, waivers, and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given (a) when delivered by hand; (b) one (1) day after delivery by receipted overnight delivery; or (c) three (3) days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the Party at the address set forth above to the attention of the person executing this Agreement, and with a copy to the attention of the legal department, or to such address as either Party shall furnish to the other Party in writing pursuant to this Section 15.b.

████████Confidential	16	Rev. 04/15/2024
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All notices and other communications required or permitted under this Agreement, any Service Level Agreement, Statement of Work or Work Order shall be in writing delivered by hand, fax, e-mail, commercial courier, or certified mail, return receipt requested. ███████ shall provide Vendor notice at the address set forth above.

Vendor shall provide notice to each affected ███████ facility by faxing notice to the Facility Manager for the premises identified in the applicable Service Level Agreement, Statement of Work or Work Order, with a copy to: ███████ Inc., Facilities Services Team, Attn: Sr. Director, ████████████████████████████████████████; or ███████ Inc., Logistics Contract Management Team, Attn: Senior Manager, ███████████████████████████████████████████████████. Notice shall be deemed given upon delivery by hand, upon delivery to commercial courier for next business day delivery properly addressed and prepaid, or upon placing the notice in the U.S. mails properly addressed and with sufficient postage for certified mail, return receipt requested.

If the Environmental Services Addendum has been incorporated with this Agreement, notice must also be given to the Sr. Director Environmental, Health and Safety Compliance, ██████████████████████████████████████████.

c.       Integrated Agreement. This Agreement, including all exhibits referenced herein, constitutes the complete integrated agreement between the Parties concerning the subject matter hereof. All prior and contemporaneous agreements, understandings, negotiations, or representations, whether oral or in writing, relating to the subject matter of this Agreement are superseded and canceled in their entirety. In the event of a conflict between the terms of this Agreement and any exhibits and Statements of Work, the order of precedence (with the first being the controlling) shall be as follows: (i) this Agreement, (ii) Statement of Work and (iii) the exhibits. In the event of any inconsistencies between this Agreement and an Order Form, the terms of this Agreement shall control unless the Order Form specifically identifies the Section(s) of this Agreement that will be superseded.

d.       Amendments. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either Party unless mutually assented to in writing by authorized representatives of both Parties.

e.       Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in writing. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by either Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

████████Confidential	17	Rev. 04/15/2024
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f.       Severability. If any provision of this Agreement is adjudged by a court to be invalid, void or unenforceable, the Parties agree that the remaining provisions of this Agreement shall not be affected thereby, that the provision in question may be replaced by the lawful provision that most nearly embodies the original intention of the Parties, and that this Agreement shall in any event otherwise remain valid and enforceable.

g.       Independent Contractors. ███████ and Vendor are acting hereunder as independent contractors. Vendor shall not be considered or deemed to be an agent, employee, joint venture or partner of ███████. Vendor’s personnel shall not be considered employees of ███████, shall not be entitled to any benefits that ███████ grants its employees and shall have no authority to act or purport to act on ███████’s behalf. If any federal, state or local government agency, any court or any other applicable entity determines that any such personnel of Vendor is an employee of ███████ for any purpose, Vendor shall indemnify, defend and hold harmless ███████, its officers and directors from all liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) associated with such determination. Vendor shall be responsible for the conduct of its personnel. Neither ███████ nor Vendor has the right, and shall not seek, to exercise any control over the other Party. Each Party shall be solely responsible for hiring, firing, promoting, demoting, rates of pay, taxes, benefits and other terms and conditions in regard to its own personnel.

Vendor warrants that it shall be responsible exclusively for all compensation, salary, and any other remuneration it has agreed to pay and/or provide to individuals who perform work under this Agreement. Vendor assumes the legal obligation for its employees’ wages, payroll deductions, and benefits it has agreed to pay and/or provide to them, including but not limited to all federal, state, and local taxes, unemployment (FUTA/SUTA), and workers’ compensation within statutory requirements, as well as the employer’s share of social security obligations.

Vendor is solely responsible for determining: (i) how many employees are needed to fulfill Vendor’s obligations under this Agreement, and under any Service Level Agreement, Statement of Work or Work Order under this Agreement; (ii) the job duties and qualifications of each employee; (iii) the hiring process, including any drug or other testing, interviews, and final approvals; (iv) the training, reviews, and evaluations of employees; (v) employee work schedules, including start and finish times, overtime, and meal/break times; (vi) proper supervision of its employees; and (vii) all employee-related records and documents, which Vendor shall exclusively control.

In addition, Vendor shall not consult with, seek guidance or approval from, or provide any updates on any labor relations or employment issue to any ███████ associate, supervisor, or manager at any ███████ facility where Vendor’s employees provide Services.

████████Confidential	18	Rev. 04/15/2024
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Likewise, ███████ personnel shall not: (i) have any involvement or participation in Vendor’s labor relations or employment decisions; or (ii) supervise Vendor’s employees, including making assignment, scheduling, or disciplinary decisions. Vendor shall not invite ███████ personnel to attend any meetings with Vendor’s managers, supervisors, or employees regarding any aspect of labor relations and personnel management, nor shall Vendor provide ███████ personnel any reports, memos, or other descriptions of such meetings.

h.       Injunctive Relief. Unless otherwise specified in this Agreement, all rights, remedies, and powers of a Party are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies, and powers given hereby or any laws now existing or hereafter enacted. Each Party acknowledges and agrees that if it breaches any obligations hereunder, the other Party may suffer immediate and irreparable harm for which monetary damages alone shall not be a sufficient remedy, and that in addition to all other remedies that the nonbreaching Party may have, the nonbreaching Party shall be entitled to seek injunctive relief, specific performance or any other form of relief in a court of competent jurisdiction, including, but not limited to, equitable relief, to remedy a breach or threatened breach hereof by the breaching Party and to enforce this Agreement, and the breaching Party hereby waives any and all defenses and objections it may have on grounds of jurisdiction and venue, including, but not limited to, lack of personal jurisdiction and improper venue, and waives any requirement for the securing or posting of any bond in connection with such remedy.

i.       Attorney’s Fees. In the event either Party brings any action or proceeding against the other under this Agreement, any Service Level Agreement, any Scope of Work, or Work Order, each Party will be responsible for its own attorney’s and consultants’ fees, costs, and expenses.

j.       Cross Default. If Vendor is in material breach of this Agreement, any Service Level Agreement, Statement of Work or Work Order, ███████ may, in its sole discretion, deem Vendor in material breach of any other contract that Vendor has with ███████. Likewise, if Vendor is in material breach of any other contract with ███████, ███████ may, in its sole discretion, deem Vendor to be in material breach of this Agreement and all Service Level Agreements, Statements of Work or Work Orders then outstanding. In each case, ███████ may pursue against Vendor any and all remedies that ███████ has at law or in equity.

k.       Liens. Vendor may not cause any encumbrance to attach to or upon any ███████ buildings, common areas, land, or improvements because of any act or omission of Vendor, its subcontractors, agents, employees, or representatives. Failure to discharge or bond/insure over any encumbrance within fifteen (15) business days following its filing is a material breach of this Agreement. In addition to any right or remedy ███████ may have for the material breach, ███████ may bond or pay the encumbrance for Vendor’s account without inquiring into the validity of the encumbrance. If ███████ elects to pay the encumbrance, Vendor will reimburse ███████, upon demand by ███████, the amount ███████ paid, plus an additional ten percent (10%) administrative fee, plus interest. Interest will accrue at the lesser of five percent (5%) per annum or the maximum amount allowed by law beginning on the day ███████ bonds or pays the encumbrance and continuing until Vendor reimburses ███████ the entire amount ███████ paid, plus the administrative fee and any interest accrued.

████████Confidential	19	Rev. 04/15/2024
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l.       Non-Solicitation. Vendor shall not solicit nor accept business from ███████’s employees in ███████’s stores, market offices, or regional offices and shall not seek payment for Services resulting directly from such solicitation. All work assigned to Vendor in stores, market offices, or regional offices will be issued via ███████’s WOMS. Failure to comply with this provision may result in non-payment.

m.       Further Assurances. Each Party agrees that it shall, from and after the date of this Agreement, execute and deliver such other documents and take such other actions as may reasonably be requested to effect the transactions contemplated hereunder.

n.       Interpretation. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

o.       Force Majeure. If any place of business or other premises of ███████ or Vendor shall be affected by lockouts, strikes, riots, war, acts of terrorism, fire, civil insurrection, flood, earthquake, acts of God, or any other events beyond that Party’s control (but not including market fluctuations other than those caused by reason of the foregoing), which might reasonably tend to impede or delay the Services covered by this Agreement, the Party so impacted may, at its option, cancel all or any part of the applicable Statement of Work by giving prompt written notice to the other Party.

p.       Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be given any legal effect.

q.       Publicity. Vendor shall not use the name, logo, trademarks, or trade names of ███████ in publicity releases, promotional material, customer lists, advertising, marketing or business generating efforts, whether written or oral, without obtaining ███████’s prior written consent, which consent shall be given at ███████’s sole discretion.

r.       Nonexclusive. Each Party acknowledges and agrees that the rights granted to the other Party in this Agreement are nonexclusive and that without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either Party from participating in similar business arrangements as those described herein.

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s.       Audit. Vendor shall allow ███████, or its duly authorized representative, the right during the term of this Agreement and for two (2) years after its termination or expiration to conduct full and independent audits and investigations of (i) Vendor’s business; and (ii) all information, books, records and accounts, including, but not limited to, wages due to individuals performing Professional Services and/or Support Services under this Agreement, and taxes, including unemployment, income, and social security, which is due, may be payable, or may otherwise be required to be withheld from wages. Vendor shall keep accurate and complete accounts and time records related to this Agreement. If an audit inspection or examination pursuant to this section discloses overpricing or overcharges of any nature by the Vendor to ███████, such adjustments or payments must be made within a reasonable amount of time, but in no event may the time exceed sixty (60) calendar days, from presentation of the ███████’s audit findings to the Vendor, unless disputed.

t. ███████ may from time to time retain an auditor (“Auditor”) to provide services to ███████, including, without limitation, reviewing of Vendor relationships and providing guidance consistent with industry standards and expectations. ███████ may provide documents and information pertinent to ███████’s relationship with Vendor (collectively, the “information”) to the Auditor in order for the Auditor to provide its services to ███████’s. ███████ acknowledges that confidentiality terms of any agreement between Vendor and ███████ will apply to the information shared with the Auditor. Such information may include, but not be limited to, copies of contracts and pricing information. Such information will only be used to provide services to ███████ and will be subject to binding, contractual confidentiality requirements that require the Auditor to maintain the confidentiality of the information.

Vendor will cooperate and provide reasonable assistance in such audits by providing supplemental records as reasonably requested by ███████ and its auditors. All audit queries need to be responded to within seven (7) business days of receiving the query, unless otherwise agreed upon. Reasonable assistance includes, but is not limited to, on-site access to Vendor’s offices in order to complete the audit. In addition to the foregoing, at any time during the term of this Agreement, ███████ may request a statement from Vendor that sets forth the percentage of Vendor’s total revenues from Services provided to ███████ for any relevant time period.

u.       Counterparts. This Agreement may be executed in counterparts or duplicate originals, all of which shall be regarded as one and the same instrument. The Parties consent to use of facsimile, electronic and/or digital signatures in the execution of this Agreement and the same shall be binding upon the Parties as if they were an original signature. Facsimile, electronic and digital copies of the Agreement, including properly executed PDF versions of the Agreement, shall be regarded as an original instrument by the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

Richtech Robotics Inc.		███████ Inc.

By:	/s/ Wayne Huang	By:
Name:	Wayne Huang	Name:	███████████
Title:	CEO	Title:	█████Innovation & Automation
Date Signed:	August 14, 2025 | 16:31 CDT	Date Signed:	August 21, 2025 | 13:41 CDT

████████Confidential	22	Rev. 04/15/2024
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